EXCLUSIVE LICENSE AGREEMENT

                         H. H. BROWN SHOE TECHNOLOGIES, INC.

                            d/b/a DICON TECHNOLOGIES

                                       to

                              RSI ENTERPRISES, INC.

                                   Prepared by

                                                DANIEL H. BOBIS, ESQ.
                                                Lerner, David, Littenberg,
                                                Krumholz & Mentlik, LLP

                                                Westfield, New Jersey

                                                ALAN KAPLAN, ESQ.
                                                Counsel
                                                RSI Enterprises, Inc.

     DATED: July 1, 2001


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                           EXCLUSIVE LICENSE AGREEMENT

     THIS AGREEMENT made as of the 1st day of July, 2001 between:

        H.H. BROWN SHOE TECHNOLOGIES,INC.
        d/b/a DICON TECHNOLOGIES
        a Delaware Corporation
        having a place of business at
        3-00 Banta Place
        Fair Lawn, New Jersey 07410

hereinafter DICON, and

        RSI ENTERPRISES, INC.
        A Delaware Corporation
        having a place of business at
        183 Madison Avenue
        Suite 803
        New York, New York 10016

hereinafter RSI.

                                   STATEMENT

     As  of  even  date  herewith,   the  parties  entered  into  a  Supply  and
Requirements Agreement (REQUIREMENTS AGREEMENT), which is incorporated by reference, for DICON to manufacture, sell and supply to RSI certain molded hydrophilic foam products with superabsorbent polymer and detergents, soaps and waxes defined in said REQUIRMENTS AGREEMENT as RSI SPONGE PRODUCTS and granting to RSI for such products an exclusive field of use for the cleaning and polishing of land, sea and air transportation vehicles.

     Further, DICON, with the assistance of Michael Sorrentino, an employee from RSI, designed and developed an improved Molded Sponge Design particularly adapted for the said RSI SPONGE PRODUCTS, on which the parties have agreed to cooperate for the preparation and filing of an Application for a U.S. Design Letters Patent thereon, with the understanding that such improved Molded Sponge Design would be assigned and transferred by the inventors to DICON, and RSI shall have an exclusive right and license to use and sell such improved Molded Sponge Design.

     The purpose of this Agreement is to confirm this understanding between the parties and to provide the exclusive right and license to RSI, all terms and conditions as hereinafter set forth.


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     NOW THEREAFTER,  in  consideration of One Dollar ($1.00) and other good and valuable considerations, the receipt of which is acknowledged by the parties, the parties mutually covenant and agree as follows:

                                    ARTICLE I

                                 THE APPLICATION

1.1 In consideration of the assignment by the co-inventor, Michael Sorrentino, of his entire right, title and interest in, to and under the invention, the application and any design patents which may issue on the Molded Sponge Design, DICON agrees to pay all the expenses for the preparation, due execution, transmission and filing with the U.S. Patent and Trademark Office (PTO), the prosecution and issue expenses of the Application for U.S. Design Letters Patent made or to be made on said Molded Sponge Design, and the preparation and recording of all documents with the PTO necessary to vest title thereto in DICON.

1.2 RSI hereby grants and conveys to DICON any right, title and interest it may have in the said Molded Sponge Design and authorizes Michael Sorrentino to execute any applications and to assign his entire right, title and interest in, to and under the said invention, and any such applications that may be made thereon and any patents which issue from said applications, directly to DICON.

1.3 In the event any applications that may be made on said Molded Sponge Design shall be finally rejected, DICON shall have sole discretion in determining whether an Appeal should be filed on any such rejected applications, provided, further, however, if DICON shall elect to Appeal any such Final Rejection, then the fees, costs and expenses incurred for such Appeal shall be shared equally between DICON and RSI.

1.4 Until advised otherwise, DICON shall keep the Attorney for RSI advised regarding the status of the filing and prosecution of any Applications for the U.S. Design Letters Patent including Appeals thereon.

1.5 All maintenance or annual taxes, which shall become due and payable to prevent any issued U. S. Design Patents on said Molded Sponge Design from lapsing shall be paid by DICON.

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                                   ARTICLE II

                                    THE GRANT

2.1 DICON has granted and hereby grants to RSI a personal, exclusive, royalty-free right and license to use and sell the said RSI SPONGE PRODUCTS worldwide as covered or coming within the scope of the invention, the pending application and any patents which may issue on the said Molded
     Sponge Design for the RSI exclusive field of use for such RSI SPONGE PRODUCTS, for the cleaning and polishing of land, sea and air transportation vehicles.

2.2 DICON agrees not to grant any other right or license, which may conflict with the exclusive right and license, granted to RSI hereunder.

2.3 No other right or license under any DICON Technical Know-How or under any other DICON utility or design patents is deemed to be granted, either expressly or implied by reason of the making or execution of the present Agreement between the parties either alone or in association of any other agreements between the parties.

2.4 In the event that DICON shall develop any improvements to the Molded Sponge Design, they shall be included within the terms and conditions of this Agreement without any additional royalty charge.

                                   ARTICLE III

                              DESIGN PATENT MARKING

3.1 Until the said Application for U.S. Design Letters Patent issues on said Molded Sponge Design, RSI agrees to place a legend, either on the RSI SPONGE PRODUCTS or on the packaging in which said RSI SPONGE PRODUCTS are sold, an in any sales literature used on and in connection with the marking of said RSI SPONGE PRODUCTS as follows:

                      Licensed under the Dicon Technologies

                     Pending Application for a Design Patent

and DICON agrees to notify RSI when said pending application for the design patent matures into a U.S. Design Patent, and within a reasonable time thereafter, RSI shall change the legend, with the approval of DICON, to show the Design Patent Number of the Design Patent granted on such Molded Sponge Design.

3.2 In the event this Agreement is terminated for any reason, RSI agrees to terminate all further use of the legend or reference to DICON on the RSI SPONGE PRODUCTS, the packaging and the sales literature within three (3) months after such termination or any extensions thereof on which the parties shall agree in writing.

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                                   ARTICLE IV

                            DURATION AND TERMINATION

4.1 Unless sooner cancelled or terminated for any reason, this Agreement shall be a continuing one for the full life of any Design Patent which may issue on said Molded Sponge Design as disclosed in said filed or to be filed Application for U.S. Design Letters Patent.

4.1.1 In the event that the use and sale of the RSI SPONGE PRODUCTS shall drop below the minimum quantities as provided in said REQUIREMENTS AGREEMENT, then DICON shall have the right to exercise the same options with respect to this License that it exercises with respect to the said REQUIREMENTS AGREEMENT.

4.3 In the event that said REQUIREMENTS AGREEMENT between the parties shall be terminated for any reason, then simultaneously with the termination of said REQUIREMENTS AGREEMENT, the present Agreement shall automatically terminate.

                                    ARTICLE V

                  REPRESENTATION AND LIABILITY FOR INFRINGEMENT

5.1 DICON cannot and does not make any representations as to the validity of any patent which may issue on the Molded Sponge Design, and DICON does not agree to save harmless and indemnify and come in and defend RSI against liability for alleged or actual infringement of any Design Patents covering the Molded Sponge Design held by other third parties.

5.2 If after any U.S. Design Letters Patent shall issue on said Molded Sponge Design, RSI or DICON shall learn of a third party believed to be infringing such issued U.S. Design Letters Patent, they shall notify each other regarding this, and if such infringing conduct shall materially affect the marketing and sale of the RSI SPONGE PRODUCTS, then the parties shall, within thirty (30) days of such noise, mutually agree on the best course of action for abating such infringing conduct.

5.3 When the course of action for abating such infringement is determined between the parties or if the parties are unable to agree on such best course of conduct within said thirty (30) day period or such extensions thereof on which the parties agree in writing, DICON shall have the sole right to either settle with or pursue litigation against such infringer, and the fees, costs and other expenses incurred therefore shall be shared equally between the parties. RSI shall be provided with an itemized statement and billing showing the expenses incurred by DICON, and on presentation and receipt thereof, shall pay the RSI pro rata equals shares of such itemized billing.

5.4 DICON shall not incur any liability to RSI or any third party in prvity with RSI, if DICON is unable to settle or to abate the infringing conduct of any such third party.

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                                   ARTICLE VI

                              CONDITION SUBSEQUENT

6.1 In the event that DICON, for any reason, ceases its business operation, either totally or just with respect to the manufacture of the Molded Sponge Design within the scope of the Design Invention, the pending application or any Design Patents which may issue thereon, then subject to the provisions as set forth in this ARTICLE, all of DICON'S right, title and interest in, to and under the Design Invention, the pending application and any Design Patents which may issue thereon shall automatically be transferred to RSI, and effective with the automatic transfer of the Design Invention, pending application and any Design Patens that issue thereon, RSI shall become liable for the further fees and the expenses incurred for recording the transfer documents to vest title in RSI, for the prosecution of any pending applications and for the annual maintenance fees, if any, for any Design Patents that may issue on said Molded Sponge Design.

6.2 When the automatic transfer shall occur, as set forth in paragraph 6.1 of this Article, DICON agrees to execute any documents necessary to vest title in RSI, and in the event that DICON or their personnel are required to provide information or to testify in connection with any administration proceeding or litigation related to the prosecution of the pending application or the obtaining of any Design Patents thereon or the enforcement of any Design Patents which may issue thereon, DICON agrees to provide all the reasonable assistance, available witnesses and/or available documents as may be necessary, and RSI agrees to pay the reasonable cost, expenses, including travel and related expenses, and all reasonable attorney's fees incurred by DICON for this purpose.

6.3 Where DICON incurs any such costs, expenses or attorney's fees in performing its obligations under paragraphs 6.1 and 6.2 of this Article, they shall present RSI with an itemized bill therefore, and within fifteen
     (15) days of the receipt of such bill, RSI shall pay such itemized bill by forwarding their check in payment thereof to DICON at the address set forth in any such billing.

                                   ARTICLE VII

                               GENERAL CONDITIONS

7.1 This Agreement contains the entire understanding between the parties and supersedes any previous oral and written agreements, if any, and there are no other agreements, representations, warranties or obligations between the parties for the purpose of this Agreement other than those set forth herein. This Agreement cannot be modified or changed except by another mutual agreement in writing signed by both parties.

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7.2  Where  notice is to be given  herein,  such notice  shall be by first class certified mail, hand delivered, or sent by express mail to the address of the other party as shown herein or to such other address on which a party has notified the other in writing.

7.3 This Agreement shall only be assignable or transferable by RSI, without the written consent of DICON, in the same manner, terms and conditions as set forth in Article IX, paragraph 9.3 of the said REQUIREMENTS AGREEMENT.

7.4 This Agreement shall be interpreted and enforced in accordance with the laws of the State of New Jersey or of the United States, as the case may be.


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                               SEPARATE LAST PAGE

                      ALL SIGNATURES AND DRYZ LOGO ON FILE


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     IN WITNESS  WHEREOF,  the parties  have caused  this  agreement  to be duly executed by their authorized representative and the effective date of this agreement to be the date first above set forth.


                                Signed at Fairlawn, New Jersey

                                On this 11th day of July, 2001

                                H.H. BROWN SHOE TECHNOLOGIES, INC.
                                d/b/a/ DICON TECHNOLOGIES

                                By /s/Wayne Celia
                                   WAYNE CELIA, VICE PRESIDENT



                                Signed at Fairlawn, New Jersey
                                On this 11th day of July, 2001

                                RSI ENTERPRISES, INC.

                                By /s/Michael Metter
                                   MICHAEL L. METTER, PRESIDENT

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